EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (No. 333-52005) on Form S-1 of U.S. Timberlands Klamath Falls, LLC of our report dated January 24, 2001, except as to Note 15, as to which the date is February 26, 2001, relating to the consolidated financial statements of U.S. Timberlands Klamath Falls, LLC and subsidiaries as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which is included in this Annual Report on Form 10-K.

                                            /s/ Richard A. Eisner & Company, LLP




New York, New York
April 13, 2001